Exhibit 99.1

RAVEN INDUSTRIES, INC.	NASDAQ: RAVN	SIOUX FALLS, SD	RAVENIND.COM

RAVEN INDUSTRIES NAMES CHIEF FINANCIAL OFFICER
Steven Brazones Named Vice President and Chief Financial Officer

Sioux Falls, SD - November 10, 2014 - Raven Industries, Inc. (NASDAQ: RAVN) today announced that Steven E. Brazones, 41, will join the company as its Chief Financial Officer (CFO), effective December 1, 2014. Brazones succeeds Thomas Iacarella, 60, who will remain with the company and work with Brazones to ensure a smooth transition.
“Steven brings a wealth of finance knowledge, M&A skills and leadership experience with large, global companies - and he is a great cultural fit. We are very pleased to welcome him aboard and look forward to his contributions to our executive team,” said Dan Rykhus, President and Chief Executive Officer. “I also would like to thank Tom for his significant role in building the company’s financial function and capabilities over the last 23 years. He has positioned Raven’s finance function well for the future.”
Brazones has over 17 years of global finance experience. From 2002 to 2014, he held a variety of positions with H.B. Fuller Company, a $2.1 billion global manufacturer of specialty chemicals based in St. Paul, Minnesota. Most recently, he served as the Company’s Americas finance director, where he led all finance activities for the region and had financial responsibility for $1.1 billion in revenue. Previously, he served as the assistant treasurer and the director of investor relations.
Prior to his tenure with H.B. Fuller, Brazones held various roles at Northwestern Growth, a mergers and acquisitions group backed by publicly traded Northwestern Energy. He began his career as an equity analyst with Strong Capital Management.
Commented Brazones: “I am very excited to join Raven Industries, a financially strong company with both a rich history and a compelling future. I look forward to working with Dan and the rest of the Raven team to advance the company’s growth strategy and drive shareholder value.”
Brazones earned an MBA in finance and accounting from the University of Chicago Booth School of Business. He received a bachelor’s degree in economics from the University of South Dakota School of Business.
About Raven Industries, Inc: Since 1956, Raven Industries has designed and manufactured high quality, high-value technical products.  Raven is publicly traded on NASDAQ (RAVN) and has earned an international reputation for innovation, product quality, high performance, and unmatched service.  Raven’s purpose is to solve great challenges in areas of safety, feeding the world, energy independence, and resource preservation.  To realize this purpose, we utilize our strengths in engineering, manufacturing, and technological innovation to serve the precision agriculture, high performance specialty films, aerospace and situational awareness markets.  Visit www.RavenInd.com for more information.
Forward-Looking Statements: This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the expectations, beliefs, intentions or strategies regarding the future. Without limiting the foregoing, the words “anticipates,” “believes,” “expects,” “intends,” “may,” “plans,” and similar expressions are intended to identify forward-looking statements. The company intends that all forward-looking statements be subject to the safe harbor provisions of the Private Securities Litigation Reform Act. Although management believes that the expectations reflected in forward-looking statements are based on reasonable assumptions, there is no assurance these assumptions are correct or that these expectations will be achieved. Assumptions involve important risks and uncertainties that could significantly affect results in the future. These risks and uncertainties include, but are not limited to, those relating to the integration of businesses, changes in competition, raw material availability, technology or relationships with the company’s largest customers-any of which could adversely affect any of the company’s product lines-as well as other risks described in Raven’s 10-K under Item 1A.This list is not exhaustive, and the company does not have an obligation to revise any forward-looking statements to reflect events or circumstances after the date these statements are made.

Contact Information
At the Company:	At PadillaCRT:
Kristin Tilus, Communications Manager	Matt Sullivan
605-575-0640	612-455-1700
Kristin.Tilus@ravenind.com	matt.sullivan@padillacrt.com